UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 1, 2007


                             THE TIMBERLAND COMPANY
                             ----------------------
               (Exact name of Registrant as Specified in Charter)

        DELAWARE                    1-9548                  02-0312554
        --------                    ------                  ----------
    (State or Other            (Commission File          (I.R.S. Employer
      Jurisdiction                  Number)             Identification No.)
    of Incorporation)

            200 Domain Drive, Stratham, NH                 03885
       ---------------------------------------             -----
       (Address of Principal Executive Offices)          (Zip Code)

                                 (603) 772-9500
                                 --------------
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))



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Item 2.02.    Results of Operations and Financial Condition.
              ----------------------------------------------

     On November 1, 2007, the Company issued a press release setting forth the Company's third-quarter 2007 results. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

     The attached press release includes a discussion of constant dollar revenue changes and operating income, net income and diluted earnings per share excluding restructuring and related costs, which are non-GAAP measures, and a reconciliation of each to a GAAP measure. We provide constant dollar revenue changes because we use the measure to understand revenue changes excluding the impact of items which are not under management's direct control, such as changes in foreign exchange rates. We provide operating income, net income and diluted earnings per share excluding restructuring and related costs because we use the measures to analyze the earnings of the Company. Management believes these measures are more reflective of the earnings levels from ongoing business activities.

Item 9.01.    Financial Statements and Exhibits.
              ----------------------------------

(d)  Exhibits.

     99.1 Press Release of The Timberland Company dated November 1, 2007 setting forth the Company's third-quarter 2007 results.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE TIMBERLAND COMPANY



Date: November 1, 2007             By: /s/ John Crimmins
                                       -----------------
                                       Name:  John Crimmins
                                       Title: Chief Financial Officer

Exhibit Index


Exhibit No.    Description
-----------    -----------
   99.1        Press Release of The Timberland Company dated November 1, 2007 setting forth the Company's third-quarter 2007 results.